UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  June 19, 2012
(Date of earliest event reported)

MRI INTERVENTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, MRI Interventions, Inc. (the “Company”) entered into employment agreements (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) with each of the following executive officers (each, an “Executive,” and collectively, the “Executives”):

•	Kimble L. Jenkins, President and Chief Executive Officer;

•	Peter G. Piferi, Chief Operating Officer;

•	David W. Carlson, Chief Financial Officer; and

•	Oscar L. Thomas, Vice President, Business Affairs.

The material terms of the Employment Agreements are set forth in the discussion below:

Term. Under each of the Employment Agreements, the Executive’s employment may be terminated by the Company or the Executive upon written notice to the other party.

Compensation.  The base salaries of the Executives are as follows:

Executive	Base Salary(1)
Kimble L. Jenkins	$325,000
Peter G. Piferi	$250,000
David W. Carlson	$225,000
Oscar L. Thomas	$225,000

(1)	Each Executive’s salary is subject to adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), subject to certain limitations.

                In addition, under each Employment Agreement, each Executive is: (i) eligible for a cash bonus in an amount and upon terms and conditions determined by the Compensation Committee; (ii) eligible for equity compensation in an amount and based upon criteria determined by the Compensation Committee; and (iii) entitled to participate in any benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If the Company terminates the employment of the Executive without cause or if the Executive terminates his employment for good reason, as those terms are defined in each Employment Agreement, then such Executive will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.  In addition, under each Employment Agreement, if the Company terminates the employment of the Executive without cause or the Executive terminates his employment for good reason, any unvested stock options and restricted stock previously granted to the Executive will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

If the Company terminates the employment of the Executive with cause or if the Executive terminates his employment voluntarily, as those terms are defined in each Employment Agreement, then such Executive will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; and (ii) reimbursement of business expenses he incurred as of the termination date.

Change of Control Payments.  Upon a change of control involving a sale transaction, as those terms are defined in each Employment Agreement, any unvested stock options and restricted stock previously granted to the Executive will become fully vested, and the Executive will receive a bonus in the following amount:

Executive	Change of Control Sale Transaction Bonus
Kimble L. Jenkins	$455,000
Peter G. Piferi	$350,000
David W. Carlson	$315,000
Oscar L. Thomas	$315,000

In addition, if the Company terminates the employment of the Executive without cause, or if the Executive terminates his employment for good reason, in either case within two months prior to or within 12 months following the sale transaction, then such Executive will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) the “COC Multiplier” (defined below) times his base salary in effect on the termination date; (iii) the COC Multiplier times the greater of the average of his highest two bonuses paid in the previous three years or his current year target bonus, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

The COC Multiplier is based on the value of the sale transaction and is determined as follows:

Value of Sale Transaction	COC Multiplier
Less than $30,000,000	0.0
$30,000,000 - $49,999,999	0.5
$50,000,000 - $69,999,999	0.75
$70,000,000 - $89,999,999	1.0
$90,000,000 - $109,999,999	1.25
$110,000,000 or more	1.5

Upon a change of control not involving a sale transaction, any unvested stock options and restricted stock previously granted to the Executive will become fully vested. In addition, if the Company terminates the employment of the Executive without cause, or if the Executive terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then such Executive will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his base salary in effect on the termination date; (iii) two times the greater of the average of his two highest bonuses paid in the previous three years or his current year target bonus, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions.  In connection with the Employment Agreements, each of the Executives also entered into a confidentiality agreement and non-compete agreement, which agreements impose on the Executive customary restrictive covenants prohibiting the disclosure of the Company's confidential information, requiring the Executive to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment, and prohibiting the Executive from soliciting the Company's employees, consultants and contractors during the term of his employment and for two years following the termination of his employment.

The foregoing description of the terms of the Employment Agreements is only a summary and is qualified in its entirety by the full text of the Employment Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs and Secretary

Date:    June 21, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between the Company and Kimble L. Jenkins, dated June 19, 2012
10.2	Agreement between the Company and Peter G. Piferi, dated June 19, 2012
10.3	Agreement between the Company and David W. Carlson, dated June 19, 2012
10.4	Agreement between the Company and Oscar L. Thomas, dated June 19, 2012